Exhibit 99.1

FOR IMMEDIATE RELEASE

CUBIST PHARMACEUTICALS REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

•     Total Net Revenues of $211.7 million, Up 30% Over Q1 2011

•     Net Revenues for CUBICIN of $197.4 million, Up 22% Over Q1 2011

•     GAAP Net Income Up 45% and Non-GAAP Net Income Up 61% Over Q1 2011

Lexington, Mass., April 18, 2012 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced results for the first quarter ended March 31, 2012.  The Company will host a conference call and webcast today at 5:00 p.m. ET (details below).

Financial highlights for the first quarter of 2012 (unaudited):

•                  Total net revenues grew 30% to $211.7 million compared to $162.5 million in the same period in 2011.

•                  Total net product revenues for CUBICIN® (daptomycin for injection) increased 22% to $197.4 million compared to $162.0 million in the first quarter of 2011.  U.S. CUBICIN net product revenues increased 20% to $184.7 million from $153.7 million in the first quarter of 2011.

•                  GAAP net income grew 45% to $32.8 million, up from $22.6 million in the first quarter of 2011.  GAAP net income was $0.52 and $0.45 per basic and diluted share, respectively, compared to $0.38 and $0.34 per basic and diluted share, respectively, in the first quarter of 2011.

•                  Non-GAAP net income for the first quarter increased 61% to $66.3 million from $41.2 million in the first quarter of 2011.  Non-GAAP net income was $1.05 and $0.82 per basic and diluted share, respectively, compared to $0.69 and $0.54 per basic and diluted share, respectively, in the first quarter of 2011.

Michael Bonney, President and CEO of Cubist, said, “With revenue growth of 30% and non-GAAP net income up 61%, we are very pleased with the start of 2012. This is a year of execution across the entire business, and we are making strong progress on operational, strategic and financial goals.  We remain focused on leveraging our strong commercial model to drive the growth of CUBICIN, DIFICID™ and ENTEREG® (alvimopan) and on making disciplined investments in our pipeline to create long-term shareholder value.”

First quarter 2012 CUBICIN U.S. net product revenues were $184.7 million, up 20% from the first quarter of 2011.  Cubist’s product revenues from international sales of CUBICIN for the first quarter of 2012 were $12.7 million, an increase of 52% over revenues of $8.3 million in the first quarter of 2011.  ENTEREG net product revenues, which Cubist now sells as a result of its acquisition of Adolor in December 2011, were $9.4 million for the first quarter of 2012.

As of March 31, 2012, Cubist had $861.7 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of March 31, 2012 was 63,306,989.

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660   www.cubist.com

Company Highlights for the first quarter of 2012

•                  Completed integration of Adolor acquisition

•                  Appointed to the Cubist Board of Directors Alison Lawton, Senior Vice President, General Manager Biosurgery, at Genzyme Corporation (now part of Sanofi);

•                  Appointed to the Cubist Board of Directors Jane E. Henney, M.D., Professor of Medicine at the University of Cincinnati College of Medicine; and

•                  Opened an expanded research facility at Company headquarters in Lexington, Massachusetts.

Use of Non-GAAP Financial Measures

Non-GAAP net income and non-GAAP net income per share exclude non-operational activities.  As a result, Cubist uses these measures to assess and analyze its operational results and trends and to make financial and operational decisions.  Cubist also believes these non-GAAP financial measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance.  These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net income and net income per share, and should not be considered measures of Cubist’s liquidity.  In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies.  A reconciliation between non-GAAP financial measures and GAAP financial measures is included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

***********************CONFERENCE CALL & WEBCAST INFORMATION***********************

Cubist will host a conference call and live audio webcast to discuss its first quarter 2012 financial results, business activities and financial outlook.

WHEN: Wednesday, April 18, 2012 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: 877-407-8289

LIVE INTERNATIONAL CALL-IN: 201-689-8341

24-HOUR REPLAY DOMESTIC & CANADA: 877-660-6853

24-HOUR REPLAY INTERNATIONAL: 201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):

ACCOUNT #: 351 CONFERENCE ID #: 391065

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet at www.cubist.com

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

This press release contains forward-looking statements. There are many factors that could cause actual results to differ materially from those in these forward-looking statements, including those factors discussed under the caption “Risk Factors” in our most recent annual and quarterly reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release, and Cubist undertakes no obligation to update or revise these statements, except as may be required by law.

Cubist, CUBICIN and ENTEREG are registered trademarks of Cubist Pharmaceuticals, Inc.

DIFICID is a trademark of Optimer Pharmaceuticals, Inc.

Contacts:
INVESTORS:	MEDIA:
Cubist Pharmaceuticals, Inc.	Cubist Pharmaceuticals, Inc.
Eileen C. McIntyre	Amy Reilly
Senior Director, Corporate Communications	Director, Corporate Communications
(781) 860-8533	(781) 860-8623
eileen.mcintyre@cubist.com	amy.reilly@cubist.com

Tables to follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	March 31,	December 31,
	2012	2011

ASSETS
Cash, cash equivalents and investments	$861,681	$867,695
Accounts receivable, net	85,617	87,800
Inventory	70,734	70,000
Property and equipment, net	169,699	168,425
Deferred tax assets, net	13,720	16,189
In-process research and development	311,400	311,400
Other assets	346,787	365,946

Total assets	$1,859,638	$1,887,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$114,696	$177,378
Deferred tax liabilities, net	140,570	143,177
Deferred revenue	35,707	31,524
Contingent consideration	221,063	248,234
Debt and other liabilities, net	492,565	487,285
Total liabilities	1,004,601	1,087,598

Total stockholders’ equity	855,037	799,857

Total liabilities and stockholders’ equity	$1,859,638	$1,887,455

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, except share and per share data)

	Three months ended
	March 31,
	2012		2011

Revenues:
U.S. CUBICIN product revenues, net	$184,707		$153,716
U.S. ENTEREG product revenues, net	9,442		—
Total U.S. product revenues, net	194,149		153,716
International product revenues	12,654		8,300
Service revenues	3,664		—
Other revenues	1,225		515
Total revenues, net	211,692		162,531

Costs and expenses:
Cost of product revenues	53,952		36,577
Research and development	51,172		40,416
Contingent consideration	2,829		1,098
Selling, general and administrative	43,780		40,164
Total costs and expenses	151,733		118,255

Operating income	59,959		44,276

Other income (expense), net	(8,513)		(6,807)

Income before income taxes	51,446		37,469

Provision for income taxes	18,652		14,884

Net income	$32,794		$22,585

Basic net income per common share	$0.52		$0.38
Diluted net income per common share	$0.45	(1)	$0.34	(1)

Shares used in calculating:
Basic net income per common share	63,001,379		59,362,021
Diluted net income per common share	84,386,002		79,533,776

(1) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.25% notes and 2.50% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended
	March 31,
	2012		2011

GAAP net income	$32,794		$22,585

Non-cash debt discount amortization	4,827		4,486

ENTEREG intangible asset amortization	4,589		—

ENTEREG inventory step-up	534		—

Expenses related to the acquisition of Adolor	3,589		—

Contingent consideration	2,829		1,098

Non-cash tax expense	17,148		13,038

Non-GAAP proforma net income	$66,310		$41,207

Non-GAAP basic net income per common share	$1.05		$0.69
Non-GAAP diluted net income per common share	$0.82	(1)	$0.54	(1)

Shares used in calculating:
Non-GAAP basic net income per common share	63,001,379		59,362,021
Non-GAAP diluted net income per common share	84,386,002		79,533,776

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect